Exhibit 5(c)

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM

April 22, 2021

Northern States Power Company

414 Nicollet Mall

Minneapolis, Minnesota 55401

Ladies and Gentlemen:

We have acted as counsel for Northern States Power Company, a Wisconsin corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of an indeterminate amount of: Company’s first mortgage bonds (the “First Mortgage Bonds”) and senior unsecured debt securities (the “Debt Securities”) (collectively, the “Securities”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Amended and Restated Articles of Incorporation; (iii) the Company’s Amended and Restated By-Laws; (iv) the Supplemental and Restated Trust Indenture, dated March 1, 1991, between Northern States Power Company and First Wisconsin Trust Company, providing for the issuance of First Mortgage Bonds, filed as an exhibit to the Registration Statement; (v) the Trust Indenture, dated September 1, 2000, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee, providing for the issuance of Debt Securities, filed as an exhibit to the Registration Statement; (vi) certain resolutions of the Board of Directors of the Company relating to the registration of the Securities; and (vii) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all

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Northern States Power Company

April 22, 2021

Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any supplemental indenture or officer’s certificate setting forth the terms of a series of Securities to be issued under such indenture, will each be duly authorized, executed and delivered by the parties thereto; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any such supplemental indenture; (vi) an order of the Public Service Commission of Wisconsin authorizing the issuance and sale of the Securities shall have been issued and be effective; and (vii) a definitive purchase, underwriting, placement, dealer or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that all requisite action necessary to make any Securities valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Securities and to authorize the issuance and sale of such Securities;

b. The terms of such Securities and of their issuance and sale shall have been established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Such Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable indenture; and

d. Such Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Northern States Power Company

April 22, 2021

We express no opinion as to the laws of any jurisdiction other than the States of Wisconsin and New York and the federal laws of the United States.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP